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                                                                                                 EXHIBIT 11.0
SHAW INDUSTRIES, INC. AND SUBSIDIARIES
STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS  (1)
(In Thousands, Except Per Share Data)
(Unaudited)


                                                                                 Three Months Ended            Nine Months Ended

                                                                                Sept. 30,         Oct. 1,    Sept. 30,    Oct. 1,
PRIMARY:                                                                            1995           1994         1995        1994
                                                                                 -------         -------     -------       -------

   Weighted average common shares outstanding                                     135,817         139,432     135,860       142,272
   Additional shares assuming exercise of stock options                               574             860         529         1,177
                                                                                  -------         -------     -------       -------
   Weighted average common and common equivalent shares outstanding               136,391         140,292     136,389       143,449
                                                                                  =======         =======     =======       =======


   Income before extraordinary loss and accounting change                         $21,905         $33,162     $45,055      $102,329
   Extraordinary loss, net                                                              0               0           0        (3,363)
   Cumulative effect of accounting change, net                                          0               0     (12,077)            0
                                                                                  -------         -------     -------       -------
   Net income                                                                     $21,905         $33,162     $32,978       $98,966
                                                                                  =======         =======     =======       =======



   Earnings per common share before extraordinary loss and accounting change        $0.16           $0.24       $0.33         $0.71
   Extraordinary loss                                                                0.00            0.00        0.00         (0.02)
   Cumulative effect of accounting change                                            0.00            0.00       (0.09)         0.00
                                                                                  -------         -------     -------       -------
   Net income                                                                       $0.16           $0.24       $0.24         $0.69
                                                                                  =======         =======     =======       =======




FULLY DILUTED:
   Weighted average common shares outstanding                                     135,817         139,432     135,860       142,272
   Additional shares assuming exercise of stock options  (2)                          574             860         529         1,177
                                                                                  -------         -------     -------       -------
   Weighted average common and common equivalent shares outstanding               136,391         140,292     136,389       143,449
                                                                                  =======         =======     =======       =======
   Income before extraordinary loss and accounting change                         $21,905         $33,162     $45,055      $102,329
   Extraordinary loss, net                                                              0               0           0        (3,363)
   Cumulative effect of accounting change, net                                          0               0     (12,077)            0
                                                                                  -------         -------     -------       -------
   Net income                                                                     $21,905         $33,162     $32,978       $98,966
                                                                                  =======         =======     =======       =======

   Earnings per common share before extraordinary loss and accounting change        $0.16           $0.24       $0.33         $0.71
   Extraordinary loss                                                                0.00            0.00        0.00         (0.02)
   Cumulative effect of accounting change                                            0.00            0.00       (0.09)         0.00
                                                                                  -------         -------     -------       -------
   Net income                                                                       $0.16           $0.24       $0.24         $0.69
                                                                                  =======         =======     =======       =======


   (1) All numbers of shares in this exhibit are weighted on the basis of the number of days the shares were outstanding or assumed to be outstanding during each period.

   (2) Based on the treasury stock method using the higher of the average or period-end market price.

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